UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2014

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Address of principal executive offices)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, the Board of Directors (the “Board”) of Helen of Troy Limited (the “Company”) appointed Julien R. Mininberg to serve as a director of the Company until the next annual general meeting of shareholders or until his successor has been duly elected or appointed, or until his earlier death, resignation or removal.  The Board intends to nominate Mr. Mininberg as a director of the Company at the next annual general meeting of shareholders.  Mr. Mininberg’s appointment will fill the vacancy created by the departure of Gerald J. Rubin, the Company’s former chief executive officer and a former director of the Company.  There are no arrangements or understandings between Mr. Mininberg and any other persons pursuant to which he was appointed as a director of the Company.  There are no family relationships between Mr. Mininberg and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.  There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Mininberg and the Company.

Item 7.01                                           Regulation FD.

On March 31, 2014, the Company issued a press release announcing the appointment of Julien R. Mininberg as a director of the Company effective March 25, 2014.  The press release issued on March 31, 2014, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press release issued March 31, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 31, 2014	/s/ Thomas J. Benson
Thomas J. Benson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued March 31, 2014.